SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) March 10, 1997

                            PEASE OIL AND GAS COMPANY
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Nevada                       0-6580             84-0285520
 ---------------------------     -------------------    ------------------
(State or other jurisdiction    (Commission File No.)  (I.R.S. Employer
 of incorporation)                                      Identification No.)



751 Horizon Court, Suite 203, Grand Junction, Colorado           81506-8718
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     (Address of principal executive offices)                    (Zip Code)


Registrant telephone number including area code:  (970) 245-5917
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Item 2.   ACQUISITION OR DISPOSITION OF ASSETS.

     On March 10, 1997, the Registrant completed the acquisition, under a Purchase and Sale Agreement dated February 27, 1997, of a 10% Working Interest ("WI") in a producing oil and gas field designated as the East Bayou Sorrel Field in Iberville Parish, Louisiana. The oil and gas field is an approximately 4,500 acre property operated by a nonaffiliated independent oil and gas producer, National Energy Group, Inc. ("NEGX"). An initial exploratory oil and gas well, drilled to approximately 13,550 feet, was placed on production by the operator of the prospect in late December 1996. The Registrant acquired the undivided WI from an unrelated entity, Transworld Exploration & Production, Inc. There is no material relationship between the seller and the Registrant or any of its affiliates, directors, officers or any associate of any such director or officer. The purchase price for the acquisition of the WI was $2.5 million cash. The source of the cash used by Registrant to complete the purchase was Registrant's working capital and corporate funds.

     The sellers of the WI held the interest in the property for exploration and development of the oil and gas resources. The Registrant intends to continue to hold the asset acquired in connection with Registrant's oil and gas business and to participate in the development of oil and gas production from the field. A development well which is an offset to the discovery well commenced drilling in early March. The discovery well is currently producing in excess of 1,400 barrels of oil per day and 1,300 MCF of natural gas per day with a flowing tubing pressure of 6,300 PSI on a 12/64" choke from a perforated interval of 13,208 feet to 13,226 feet. There are an five additional geologic zones behind the well casing which have the potential of production in the future development of the field. The discovery well was put on production in December 1996 and has maintained flow rates similar to the present experience. The interest acquired by the Registrant is a working interest in the field which obligates the Company to pay 10% of all costs of acquisition and development of the property, drilling of the discovery well and drilling, production and other expenses incurred in connection with development and operation of the field and entitles the Registrant to receive 10% of the net production of oil and natural gas from the field after payment of royalties from the date of initial production of the discovery well.

Item 7.           FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial statements of businesses acquired.

          Registrant is a Small Business Issuer. Under Item 310(c)(3)(i) of Regulation S-B, financial statements relating to the assets acquired are not required.

     (b) Pro forma financial information.

          Registrant is a Small Business Issuer. Under Item 310(d) of Regulation S-B, pro forma information relating to the acquisition of the assets is not required.

     (c) Exhibits.

          Exhibit 10.29 Purchase and Sale Agreement with Transworld Exploration & Production, Inc. dated February 27, 1997.

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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 1997

                                          PEASE OIL AND GAS COMPANY



                                          By /s/ Willard H. Pease, Jr.
                                             -----------------------------------
                                                 Willard H. Pease, Jr. President






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                                  EXHIBIT INDEX

Exhibit   Description                                                  Page  No.
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10.29     Purchase   and   Sale   Agreement   with   Transworld            5
          Exploration & Production, Inc. dated February 27, 1997.










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